UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Trust for Professional Managers
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(Name of Registrant As Specified In Its Charter)

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IMPORTANT NEWS ABOUT THE PMC INTERNATIONAL EQUITY FUND

October 14, 2008

To the Shareholders of the PMC International Equity Fund:

The enclosed document is purely for informational purposes.  You are not being asked to vote or take action on any matter.  The document relates to the appointment of a new investment sub-adviser to the PMC International Equity Fund (the “International Equity Fund”).

As described in the enclosed Information Statement, on July 21, 2008, the Board of Trustees of the Trust for Professional Managers appointed Batterymarch Financial Management, Inc. (“Batterymarch”) as a new sub-adviser for a portion of the Fund’s portfolio to replace SSgA Funds Management, Inc. (“SSgA”), effective July 31, 2008.  Batterymarch began managing a portion of the International Equity Fund on July 31, 2008, replacing SSgA.  The following pages provide more information about Batterymarch.  Please take a few moments to read this information.  Call us at (866) PMC-7388 if you have any questions or would like additional information.

On behalf of Envestnet Asset Management, Inc., the investment adviser to the International Equity Fund, I thank you for you continued investment.

Sincerely,

Brandon Thomas
President and Chief Investment Officer
Envestnet Asset Management, Inc.

(ENVESTNET ASSET MANAGEMENT LOGO)

PMC INTERNATIONAL EQUITY FUND
TRUST FOR PROFESSIONAL MANAGERS
615 E MICHIGAN STREET
MILWAUKEE, WI 53202

____________________________
INFORMATION STATEMENT

NOTICE OF SUB-ADVISER CHANGE

This Information Statement is being mailed on or about October 20, 2008 to shareholders of record as of September 25, 2008 (the “Record Date”).  The Information Statement is being provided to shareholders of the PMC International Equity Fund (the “International Equity  Fund”), a series of the Trust for Professional Managers, 615 E. Michigan St. Milwaukee, WI 53202 (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an Exemptive Order that the Trust and the adviser to the Funds, Envestnet Asset Management, Inc. (“Envestnet” or the “Adviser”), received from the Securities and Exchange Commission (the “SEC”). The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board”), to select and/or replace sub-advisers without obtaining shareholder approval, which the Adviser believes are best suited to achieve the Fund’s investment objectives.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The International Equity Fund will bear the expenses incurred with preparing this Information Statement. You may obtain a copy of the International Equity Fund’s most recent annual or semi-annual report to shareholders, free of charge, by writing to PMC Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201 or calling (866) PMC-7388.

THE ADVISER AND ITS ADVISORY AGREEMENT

Envestnet Asset Management, Inc. located at 35 East Wacker Drive, Suite 1600, Chicago, IL 60601 serves as investment adviser to the following six funds (collectively referred to as the “Funds”), all of which are series of the Trust:

PMC Large Cap Growth Fund
PMC Large Cap Value Fund
PMC Small Cap Core Fund
PMC International Equity Fund
PMC Core Fixed Income Fund
PMC Tax-Free Fixed Income Fund

The Adviser entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Trust dated June 26, 2007 to serve as the Investment Adviser to the Funds. The Advisory Agreement was submitted to a vote of the shareholders on October 31, 2007.  The Advisory Agreement continues in effect for an initial period of two years, and subsequently from year to year only if such continuance is specifically approved at least annually by the Board or by vote of a majority of a Fund’s outstanding voting securities and by a majority of trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement. The Advisory Agreement is terminable without penalty by the Trust on behalf of a Fund on not more than 60 days’, or less than 30 days’, written notice when authorized either by a majority vote of a Fund’s shareholders or by a vote of a majority to the Board, or by the Adviser on not more than 60 days’, nor less than 30 days’, written notice, and will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940” Act).  The Advisory Agreement provides that the Adviser, under such agreement, shall not be liable for an error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for a Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligation and duties thereunder. As compensation for its services, the Adviser receives a management fee of 1.00% of net assets from each of the Funds and, from this management fee, the Adviser pays sub-advisers a sub-advisory fee. The Adviser currently utilizes eleven (11) sub-advisers, not all of which are currently active in managing one or more of the Funds. Under the Advisory Agreement, the Adviser monitors the performance of sub-advisers on an ongoing basis. Factors it considers with respect to each sub-adviser include, among others:

•	the qualifications of the sub-adviser’s investment personnel,
•	the sub-adviser’s investment philosophy and process, and
•	the sub-adviser’s long-term performance results.

The Adviser considers these collectively as “the “Sub-adviser Factors.”  Each sub-adviser serves pursuant to a separate sub-advisory agreement (each a “Sub-advisory Agreement”) under which the sub-adviser manages the portion of the investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

THE NEW SUB-ADVISORY AGREEMENT FOR THE PMC INTERNATIONAL EQUITY FUND

Prior to July 31, 2008, SSgA Funds Management, Inc. (“SSgA”) and Pictet Asset Management, Ltd. (“Pictet”) served as two of the Adviser’s sub-advisers, each managing a portion of the assets of the International Equity Fund. SSgA’s Sub-advisory Agreement was dated as of June 26, 2007.  The Board, including a majority of the members who are not interested persons of the Trust within the meaning of the 1940 Act (the “Independent Trustees”) last approved the SSgA Sub-advisory Agreement on June 26, 2007. At a meeting of the Board of the Trust on July 21, 2008 (the “July 2008 Meeting”), the Board, including a majority of the Independent Trustees, ratified the termination by Envestnet of its Sub-advisory Agreement with SSgA as a sub-adviser to the International Equity Fund and approved a Sub-advisory Agreement (the “Batterymarch Subadvisory Agreement”) with Batterymarch Financial Management, Inc. (“Batterymarch”).  As a result, Batterymarch became a sub-adviser, along with Pictet, for the International Equity Fund, effective July 31, 2008.

The recommendation to terminate SSgA and to hire Batterymarch was made by the Adviser in the ordinary course of its ongoing evaluation of its sub-advisers. Importantly, the recommendation to hire Batterymarch to manage a portion of the International Equity Fund’s assets was based on an evaluation of the Sub-adviser Factors, as described above, among others factors, including the Adviser’s analysis that the investment strategy of Batterymarch is complimentary to the investment strategy of the International Equity Fund’s other sub-adviser, Pictet.

As stated above, under the Advisory Agreement, the International Equity Fund pays the Adviser a management fee of 1.00% of its average net assets. The fees payable to the Adviser pursuant to the Advisory Agreement for the International Equity Fund fiscal year ended August 31, 2008 was $147,536.93.  The Adviser, pursuant to the Sub-Advisory agreement with Batterymarch and Pictet, pays each sub-adviser 0.50% of the average net assets of the International Equity Fund allocated to the management of such sub-adviser.  The Adviser pays the sub-advisory fees out of its own assets. There is no additional fee to shareholders as a result of the Sub-Advisory agreements with Batterymarch and Pictet.  The annual fee paid by the Adviser to SSgA pursuant to its Sub-Advisory agreement was also 0.50% of the average net assets of the International Equity Fund that were allocated to the management of SSgA.
% of Net Assets Managed
Fees paid by the Fund to Envestnet	1.00%
Fees Paid by Envestnet to SSgA	0.50%
Fees to be Paid by Envestnet to Batterymarch	0.50%

The Sub-advisory Agreement with Pictet, as well as with other sub-advisers for the Funds, are unchanged as a result of the replacement of SSgA by Batterymarch.

The Batterymarch Sub-advisory Agreement was approved by the Board at the July 2008 Meeting for an initial term of two years. Thereafter, continuance of the Batterymarch Sub-advisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The Batterymarch Sub-advisory Agreement provides that it will terminate automatically in the event of its assignment, except as otherwise provided by applicable law or the Exemptive Order.

Other than the effective and renewal dates, the terms of the Batterymarch Sub-advisory Agreement are substantially similar to the Sub-Advisory agreement previously in effect between SSgA and the Adviser, as well as the Sub-Advisory agreements between the Adviser and the sub-advisers for its other Funds, other than the rate of compensation paid by the Adviser to particular sub-advisers.

The Batterymarch Sub-advisory Agreement provides that Batterymarch, among other duties, will make all investment decisions for the portion of the International Equity Fund’s investment portfolio allocated to Batterymarch. Batterymarch, subject to the supervision of the Board and the Adviser, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of Batterymarch’s allocated portion of the International Equity Fund’s assets. Batterymarch also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the International Equity Fund’s investment portfolio.

The Batterymarch Sub-advisory Agreement provides that the Adviser will compensate Batterymarch based on the basis of the average daily net assets of the International Equity Fund allocated to Batterymarch. The Adviser compensates Batterymarch from the advisory fees that it receives from the International Equity Fund. Batterymarch generally will pay all expenses it incurs in connection with its activities under the Batterymarch  Sub-advisory Agreement, other than the costs of the International Equity Fund’s portfolio securities and other investments.

The Batterymarch Sub-advisory Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities of the International Equity Fund (as defined in the 1940 Act), or the Adviser, or (ii) Batterymarch , on not less than sixty (60) days’ written notice to the Adviser and the Trust.

INFORMATION ABOUT BATTERYMARCH

Batterymarch is incorporated under the laws of the state of Maryland. It is a wholly owned subsidiary of Legg Mason, Inc., 100 Light Street, Baltimore, MD 21202, and is a registered investment adviser. It provides investment management services for pension and profit-sharing plans, public, corporate, endowment and foundation clients, and trade union (Taft-Hartley) organizations. As of June 30, 2008, Batterymarch had approximately $28 billion dollars under management. Batterymarch’s principal offices are located at John Hancock Tower, 200 Clarendon Street, Boston, MA 02116.

The following table provides information on the principal executive officers and directors of Batterymarch:

Name and Address*	Title and Principal Occupation
Francis X. Tracy	President, Chief Financial Officer, Treasurer and Secretary/Management Committee Member
William L. Elcock	Chief Executive Officer, Senior Portfolio Manager, Director/Management Committee Member
Thomas Linkas	Chief Investment Officer/Management Committee Member
Daniel J. Kelly	Director, U.S. Marketing & Sales/Management Committee Member
Philip E. Chanen	Chief Compliance Officer
Peter L. Bain	Non-employee Director
Mark R. Fetting	Non-employee Director
* The principal mailing address of each individual is that of Batterymarch’s principal offices as stated above.

OTHER FUNDS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY BATTERYMARCH

Name of Fund	Assets as of June 30, 2008 ($ Million)	Management Fee
Legg Mason International Equity Trust	$932.1	0.75%

BOARD CONSIDERATIONS AND EVALUATION

At the July 2008 meeting attended in person by all members of the Board, independent legal counsel to the Independent Trustees reviewed with the Independent Trustees various factors relevant to the Board’s consideration of the Batterymarch Sub-advisory Agreement and the Board’s legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the Batterymarch Sub-advisory Agreement:

Nature, Extent and Quality of Services Provided by Batterymarch:  The Board considered: (i) Batterymarch's organization; (ii) its favorable history, reputation, qualification and background, as well as the qualifications of its personnel; (iii) the expertise that Batterymarch offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios; (iv) its proposed investment strategy for the International Equity Fund; (v) its long- and short-term performance relative to comparable mutual funds and unmanaged indexes; and (vi) its compliance program. The Board specifically took into account Batterymarch’s investment process, evaluating how Batterymarch would compliment the International Equity Fund’s existing sub-adviser, Pictet. The Board also discussed the acceptability of the terms of the Batterymarch Sub-advisory Agreement, noting the substantial similarity to the terms of the other Sub-advisory Agreements. The Board also discussed Batterymarch’s back-office, compliance and operational capabilities. Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that Batterymarch was in a position to provide a high quality of services to the International Equity Fund.

Investment Performance of Batterymarch:  For purposes of evaluating the nature, extent and quality of services provided under the Batterymarch Sub-advisory Agreement, the Board carefully reviewed Batterymarch’s strong performance history. In this regard, the Board accorded weight to Batterymarch’s other similarly managed accounts absolute and relative returns (versus the International Equity Fund’s benchmarks) over one- and three-year periods. The Board concluded that, in light of the market conditions, Batterymarch performed favorably.

Costs of Services Provided:  The Board reviewed the proposed level of sub-advisory fees, noting that the proposed fees would be paid by the Adviser and would not impact the fees paid by the International Equity Fund or any other PMC Fund. Additionally, the Board observed that the proposed fee level was comparable to those charged by the Fund’s other sub-adviser. The Board concluded that the proposed Batterymarch sub-advisory fee was reasonable.

Profitability and Economies of Scale to be Realized:  The Board recognized that, because Batterymarch’s fees would be paid by the Adviser and not the International Equity Fund, an analysis of economies of scale and profitability was more appropriate in the context of the Board’s consideration of the Advisory Agreement, which is expected to be separately considered at a meeting of the Board prior to the expiration of the Advisory Agreement in April, 2009.

BOARD EVALUATION

Based on the foregoing, the Board, including all of the Independent Trustees, concluded that the fees payable under the Batterymarch Sub-advisory Agreement were fair and reasonable in light of the proposed services to be provided. In reaching this conclusion, no single factor was determinative.

For a mutual fund managed by two or more sub-advisers, such as the International Equity Fund, the Adviser, subject to the oversight of the Board, decides the proportion of the International Equity Fund’s assets to be managed by each sub-adviser, and may change these proportions at any time. Prior to retaining Batterymarch, the International Equity Fund’s assets were managed as follows:

International Equity Fund as of July 30, 2008
Sub-Adviser	Assets under Management	% of Assets
SSgA	$21,943,742	100%
Pictet	$0	-

After the approval of Batterymarch as a sub-adviser, the International Equity Fund’s assets were managed as follows:

International Equity Fund as of July 31, 2008
Sub-Adviser	Assets under Management	% of Assets
Batterymarch	$11,964,656	50%
Pictet	$11,964,656	50%

ADDITIONAL INFORMATION ABOUT THE PMC INTERNATIONAL EQUITY FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the International Equity Fund.

PRINCIPAL UNDERWRITER

Foreside Fund Services, LLC, a subsidiary of the Foreside Financial Group, located at Two Portland Square 1st Floor, Portland, MN 04101 serves as the principal underwriter and distributor of the International Equity Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the International Equity Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 N. River Center Drive, Suite 302 Milwaukee, WI  53212 provides custody services for the International Equity Fund.

FINANCIAL INFORMATION

The International Equity Fund's most recent annual report and semiannual report are available on request, without charge, by writing to PMC Funds c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI  or calling (888) PMC-7338.

RECORD OF BENEFICIAL OWNERSHIP

As of the Record Date, the beneficial ownership of greater than 5% of the shares of the International Equity Fund was as follows:

Name	% of Ownership	Type of Ownership
Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2050	60.88%	Record
National Financial Services, LLC For the Exclusive Benefit of Custodian 200 Liberty Street New York, NY 10281-1003	17.54%	Record
Ameritrade P.O. Box 2226 Omaha, NE 68103-2226	14.03%	Record
Charles Schwab & Co. 101 Montgomery St. San Francisco, CA 94104-4151	5.04%	Record

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own any the outstanding shares of the International Equity Fund.

SHAREHOLDER PROPOSALS

The International Equity Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the International Equity Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of this Information Statement and other documents related to the International Equity Fund, such as annual reports, proxy materials, quarterly statements, etc. is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions by contacting the International Equity Fund in writing at PMC Funds c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or calling (888) PMC-7338.